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                       JAECKLE FLEISCHMANN & MUGEL, LLP                Exhibit 5
                          A T T O R N E Y S  A T  L A W

     FLEET BANK BUILDING TWELVE FOUNTAIN PLAZA BUFFALO, NEW YORK 14202-2292
                      TEL (716) 856-0600 FAX (716) 856-0432




                               December 14, 1999



Parkway Properties, Inc.
One Jackson Place, Suite 1000
188 East Capitol Street
Jackson, Mississippi 39201

                  Re: Legality of Securities to be Registered Under
                      Registration Statement on Form S-3
                      ---------------------------------------------

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 1,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of Parkway Properties Inc., a Maryland corporation (the "Company"), that may be issued by the Company pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

         In connection with rendering this opinion, we have examined the Charter of the Company, as amended to the date hereof, the Bylaws of the Company, as amended to the date hereof, such records of the corporate proceedings of the Company as we deemed material, the Registration Statement and the exhibits thereto, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the State of New York and the General Corporation Law of the State of Maryland and also express no opinion with respect to the blue sky or securities laws of any state, including New York and Maryland.

         Based upon the foregoing, we are of the opinion that when the shares of Common Stock registered under the Registration Statement have been issued and the Company has

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Parkway Properties, Inc.
December 14, 1999
Page 2


the Company; the actual and proposed distribution policy of the Company; various record keeping requirements; the composition of the assets of the Company; the magnitude of personal property included in its or its subsidiaries' real property leases; the income generated from subleases of its real property; and other matters which we deem relevant and upon which we rely for purposes of rendering this opinion.

         Furthermore, in rendering this opinion we have relied upon a certificate of an officer of the Company. Although we have not independently verified the truth, accuracy or completeness of the factual representations contained in the certificate and the underlying assumptions upon which they are based, after reasonable inquiry and investigation, nothing has come to our attention that would cause us to question them.

         Based upon the foregoing, we are of the opinion that, commencing with the taxable year beginning January 1, 1997, the Company has continuously been organized and operated in conformity with the requirements for qualification as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"). The Company's method of operation will permit it to continue to meet the requirements for taxation as a "real estate investment trust" under the Code. The federal income tax treatment described in the Registration Statement under the caption "Important Tax Consequences" is accurate.

         We note, however, that the ability of the Company to qualify as a real estate investment trust for any year will depend upon future events, some of which are not within the Company's control, and it is not possible to predict whether the facts set forth in the Registration Statement and this letter will continue to be accurate in the future. In addition, our opinions are based on the Code and the regulations thereunder, and the status of the Company as a real estate investment trust for federal income tax purposes may be affected by changes in the Code and the regulations thereunder.

         We consent to being named as Counsel to the Company in the Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/Jaeckle Fleischmann & Mugel, LLP